Exhibit 10.1

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into on the 29th day of October, 2009, by and between GLL US OFFICE, LP, a Delaware limited partnership (“Landlord”), and DEERFIELD CAPITAL CORP., a Maryland corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (“Original Landlord”), and Deerfield & Company LLC, an Illinois limited liability company (“Original Tenant”) entered into a Lease Agreement dated July 11, 2005 (the “Lease”);

WHEREAS, Landlord succeeded to all of Original Landlord’s interest in and to the Lease and Tenant succeeded to all of Original Tenant’s interest in and to the Lease;

WHEREAS, under the Lease, Landlord leases to Tenant certain premises (together, the “Original Premises”) (i) deemed to consist of 69,184 rentable square feet, and (ii) consisting of the entire eighth (8th) floor and the entire ninth (9th) floor of the office building commonly known as “One O’Hare Centre” and located at 6250 North River Road, Rosemont, Illinois 60018 (the “Building”);

WHEREAS, Tenant desires to surrender the entire Original Premises to Landlord, and that the Lease be appropriately amended, and Landlord is willing to accept such surrender on the following terms and conditions;

WHEREAS, Tenant and Landlord agree to relocate Tenant from the Original Premises to an area comprising the entire twelfth (12th) floor of the Building as depicted on Exhibit A attached hereto (the “Substitution Space”); and

WHEREAS, Tenant and Landlord are willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

I. Substitution. Effective as of the Reduction Effective Date (hereinafter defined) but subject to Section III.B below, the Substitution Space is substituted for the Original Premises and, from and after the Reduction Effective Date, the “Premises”, as defined in the Lease, shall be deemed to mean the Substitution Space containing 25,470 rentable square feet and comprising the entire twelfth (12th) floor of the Building. In addition, 69,184 square feet shall be replaced with 25,470 square feet in Item R of the Basic Lease Information and Exhibit A to the Lease shall be replaced with Exhibit A attached hereto.

II. Substitution Effective Date.

A. The Term for the Substitution Space shall commence on October 1, 2010 (the “Substitution Effective Date”). From and after the Reduction Effective Date and subject to Section IX below, the Substitution Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions previously granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Substitution Space.

B. The Term of the Substitution Space (and thus the new “Termination Date” under the Lease) shall expire on February 28, 2021, unless sooner terminated in accordance with the Lease or extended as provided in Article 24 of the Lease.

C. As of the Substitution Effective Date, the Lease Years under the Lease shall be deemed reset, with the first Lease Year for the Substitution Space commencing on the Substitution Effective Date and ending on the last day of the 12th full calendar month thereafter.

III. Reduction.

A. Tenant shall vacate the Original Premises on or prior to April 30, 2010 and return the same to Landlord in “broom clean”, “as-is” condition (but subject to any arrangements with a new tenant approved by Landlord regarding a transfer of existing furniture and equipment within the Original Premises) and, except as provided below, Tenant shall fully comply with all obligations under the Lease respecting the Original Premises up to the Reduction Effective Date.

B. Effective as of the later of the date Tenant vacates the Original Premises or May 1, 2010 (the “Reduction Effective Date”), the Original Premises shall no longer be considered part of the Premises. As of the Reduction Effective Date, the Original Premises shall be deemed surrendered by Tenant to Landlord, the Lease shall be deemed terminated with respect to the Original Premises, and the “Premises”, as defined in the Lease, shall be deemed to mean the Substitution Space. Except as expressly provided in this Amendment (including the next succeeding subparagraph), Landlord hereby releases, acquits and discharges Tenant and its officers, directors, shareholders, employees, agents, successors and assigns of and from all obligations and liabilities under the Lease with respect to the Original Premises arising from and after the Reduction Effective Date (expressly including, without limitation, any obligations of the Tenant under Sections 9.4, 26, 27, 28 or elsewhere in the Lease to remove any Alteration, Leasehold Improvement or any other real or personal property from the Original Premises, excepting Tenant’s obligation to remove the Tenant’s Property (as defined in Section 9.4 of the Lease), maintain existing signage and to leave the Original Premises in broom clean “as-is” condition pursuant to the terms of Paragraph III A. above and the monetary obligations expressly described in this Amendment).

However, notwithstanding the foregoing and for purposes of Tenant’s rental obligations only, Tenant and Landlord hereby agree that Tenant shall continue to be obligated to pay all Rent under the Lease on the entire Original Premises, from the Reduction Effective Date until the Substitution Effective Date, as if the Premises remained at 69,184 rentable square feet (see Section IV.A below); provided, however, Tenant’s obligation to pay for any utility services consumed within the Original Premises shall cease as of the Reduction Effective Date. If Tenant timely vacated the Original Premises as required herein, then from and after the Substitution Effective Date, Tenant’s Rent obligations shall be as set forth in Section IV.B below.

C. Notwithstanding anything to the contrary in this Amendment, if Tenant shall holdover in the Original Premises beyond April 30, 2010, but not beyond August 31, 2010 (which dates, in each instance shall be extended without penalty by the amount of time equal to any delay caused by Force Majeure Events [as such term is hereinafter defined]), such hold over shall not be deemed to be an Event of Default hereunder prior to August 31, 2010, however, Tenant’s obligation to pay Rent under the Lease on the entire Original Premises shall be extended on a day-for-day basis after the Substitution Effective Date (i.e., one day for each day that Tenant fails to vacate the Original Premises as required in Section III.A above), all as if the Premises remained at 69,184 rentable square feet. For example, if Tenant vacated the Premises on May 3, 2010, then Tenant would pay full Rent on the Original Premises through October 3, 2010.

D. If Tenant shall holdover in the Original Premises beyond August 31, 2010 for any reason (including Force Majeure Event), then without limiting any of the Landlord remedies set forth in the Lease, the following provisions shall also apply to Tenant:

1. Tenant shall be liable for Base Rent, Tenant’s Operating Cost Payment, any other Additional Rent and other charges respecting the Original Premises equal to twice the amount in effect under the Lease, prorated on a per diem basis and on a per square foot basis for the Original Premises. Such holdover amount shall not be in limitation of Tenant’s liability for consequential or other damages arising from Tenant’s holding over, nor shall it be deemed permission for Tenant to holdover in the Original Premises.

2. Such holdover shall be deemed an immediate Event of Default under the Lease without the necessity of notice therefore being delivered by Landlord to Tenant.

3. As of September 1, 2010, Tenant hereby waives any requirement of service of any statutory notice or demand as a condition precedent to Landlord exercising any of its rights under this subsection D.

4. Landlord may terminate Tenant’s right of possession of the Premises (with or without terminating the Lease), re-enter the Premises by summary proceedings or otherwise, expel Tenant and remove any or all property from the Original Premises, and Tenant shall be deemed to have relinquished any and all leasehold rights (whether statutory or otherwise) to the Original Premises.

5. Landlord may cancel and terminate this Amendment, and all provisions of the Lease shall be reinstated and effective as if this Amendment was never executed or effective.

6. Upon receipt of written notice from Landlord, Tenant shall immediately increase its Security Deposit to $2,333,400 and deliver to Landlord a Letter of Credit in that amount or a cash disbursement so that Landlord is holding that amount as the Security Deposit under the Lease.

IV. Base Rent.

A. Continuing Rent Obligations for Original Premises. As of the Reduction Effective Date and until the Substitution Effective Date, Tenant shall pay Rent in the amounts and as due under the original Lease as if the Premises remained at 69,184 rentable square feet. All such Rent shall be payable by Tenant in accordance with the terms of the Lease.

B. Base Rent for Substitution Space. Commencing on the Substitution Effective Date, the Rent Schedule set forth on Exhibit C to the Lease shall not apply to the Substitution Space and Tenant shall pay Landlord Base Rent for the Substitution Space as follows:

Lease	Begin	End	Rate	Annual	Monthly
Year	Year	Year
1.	10/1/10	9/30/11	$22.25	$566,707.50	$47,225.63

2.	10/1/11	9/30/12	$22.75	$579,442.50	$48,286.88

3.	10/1/12	9/30/13	$23.25	$592,177.50	$49,348.13

4.	10/1/13	9/30/14	$23.75	$604,912.50	$50,409.38

5.	10/1/14	9/30/15	$24.25	$617,647.50	$51,470.63

6.	10/1/15	9/30/16	$24.75	$630,382.50	$52,531.88

7.	10/1/16	9/30/17	$25.25	$643,117.50	$53,593.13

8.	10/1/17	9/30/18	$25.75	$655,852.50	$54,654.38

9.	10/1/18	9/30/19	$26.25	$668,587.50	$55,715.63

10.	10/1/19	9/30/20	$26.75	$681,322.50	$56,776.88

11.	10/1/20	2/28/21	$27.25	$289,190.63*	$57,838.13

*	reflects five month stub period.

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

Notwithstanding the foregoing and provided the Reduction Effective Date has occurred and no Event of Default exists as of the Substitution Effective Date, Tenant’s obligation to pay Base Rent for the Substitution Space shall be fully abated during the months of October and November 2010.

V. Reimbursement of Abatement Amount. Tenant shall be obligated, at any time prior to the expiration of the fourth Lease Year for the Substitution Space, to pay Landlord $94,451.25 (being equal to the Base Rent for the Substitution Space abated during the months of October and November 2010 pursuant to the immediately preceding subparagraph) as Additional Rent under the Lease. Tenant may elect the time for such payment, and may make such payment in more than one installment, provided such payments must occur, and the $94,451.25 be paid in full, prior to the expiration of the fourth Lease Year.

VI. Security Deposit.

A. Reduction of Security Deposit. Landlord is currently in possession of Tenant’s Security Deposit in the form of the Letter of Credit in the amount of $2,333,400. As of the date that Tenant delivers Tenant’s Deposit, as such term is defined and required in Exhibit B attached hereto (the “LOC Reduction Date”), the table on Schedule 1.2 to the Lease shall be deleted and replaced with the following:

“Tenant’s required Security Deposit shall be a Letter of Credit in the amount of $1,333,400, which, subject to Article 19 of the Lease, shall be reduced to $500,000 on September 30, 2010.”

The reduction of the Letter of Credit shall be completed as follows: Landlord shall deliver the original Letter of Credit to the issuer of the Letter of Credit (“Issuer”) in trust, with instructions that the Letter of Credit shall be reduced only when Issuer has simultaneously wired, or is unconditionally prepared to immediately wire, the Tenant’s Deposit to the Escrow Trustee (as defined in Exhibit B attached hereto) using the wire instructions provided by Landlord. Issuer shall be instructed to immediately return the Letter of Credit to Landlord upon written request.

In addition, on the date that Schedule 1.2 is replaced as described above, the amount of $3,000,000 in Item S of the Basic Lease Information shall be replaced with $1,333,400 and Article 19 shall be deleted in its entirety and replaced with the following:

“ARTICLE 19

SECURITY DEPOSIT

Tenant shall, as security for the performance of Tenant’s obligations under this Lease, deliver to Landlord an unconditional and irrevocable letter of credit (such letter of credit and any amendment or replacement thereof approved by Landlord is defined herein as the “Letter of Credit” and such Letter of Credit, together with the cash proceeds of any draw thereunder, shall be collectively referred to as the “Security Deposit”) in favor of Landlord and its successors and assigns. The Letter of Credit shall be in the form attached hereto as Exhibit F and shall be issued by a financial institution reasonably satisfactory to Landlord. The initial Letter of Credit hereunder shall expire no earlier than twelve (12) months after the Reduction Effective Date and any replacement Letter of Credit hereunder shall expire no earlier than twelve (12) months from the then outstanding and expiring Letter of Credit, with the final Letter of Credit to expire no earlier than thirty (30) days after the expiration of the Term. Any replacement Letter of Credit shall be delivered to Landlord at least thirty (30) days prior to the expiration of the then outstanding Letter of Credit. Landlord shall have the right, at Landlord’s sole cost and expense, to transfer the Letter of Credit to any purchaser of the Building and, for collateral purposes, to any mortgagee or lessor. Upon such transfer for other than collateral purposes, Tenant shall look solely to such purchaser for return of the Letter of Credit, and Landlord shall be relieved of any liability with respect to such items. Unless required by applicable Requirements, Landlord shall not be required to keep the Security Deposit segregated from other funds of Landlord or to pay interest thereon. Tenant shall not assign or in any way encumber the Security Deposit and shall pay all costs and expenses related to maintaining the Letter of Credit, including the fees of the financial institution that issues the Letter of Credit. During the continuance of any Event of Default or the failure of Tenant to timely deliver a replacement Letter of Credit as required hereunder, Landlord may, without prejudice to any other remedy, draw upon the Letter of Credit, in whole or in part and use any portion of the Security Deposit to cure such Event of Default or hold as a Security Deposit. In no event shall the cash proceeds of any draw on the Letter of Credit be considered an advance payment of Rent, and in no event shall Tenant be entitled to use such cash proceeds for the payment of Rent. Following any such draw and the application thereof to cure any such Event of Default, Tenant shall either pay to Landlord, within five (5) Business Days of written demand, the amount so applied in order to restore the Security Deposit to the then required amount hereunder, or, restore the Letter of Credit to the then required amount hereunder. If no Event of Default is then continuing at the termination of this Lease, any remaining balance of the Security Deposit or remaining Letter of Credit shall be returned to Tenant within the later to occur of (i) thirty (30) days after the expiration or earlier termination of this Lease; or (ii) thirty (30) days after Tenant’s surrender of the Premises in accordance with Article 18 hereof, in each case provided no Event of Default or event for which Tenant has received notice of default is then continuing. Notwithstanding anything in this Article 19 to the contrary, and provided no Event of Default exists under the Lease as of the effective date of the reduction of the Security Deposit as described herein and provided Tenant shall not have been late more than four (4) times in the payment of Rent during the prior twelve (12) month period, then the Letter of Credit shall automatically reduce (or a replacement Letter of Credit in such reduced amount shall be provided) as set forth on Schedule 1.2 attached hereto. If the Letter of Credit automatically reduced in violation of the terms of this Article 19, Tenant shall be required to obtain a replacement Letter of Credit for the correct amount which is required hereunder.”

B. Amendment to Letter of Credit. On the date that Schedule 1.2 is replaced as described above, Exhibit F to the Lease is hereby replaced in its entirety with the form of letter of credit attached to this Amendment as Exhibit C. Landlord and Tenant shall cooperate so that the outstanding Letter of Credit currently in Landlord’s possession can be reduced to the amount described above and Tenant can simultaneously deposit the Tenant’s Deposit required in Exhibit B. In no event shall the effectiveness of any reduction in the Letter of Credit occur before Tenant has completed its Tenant’s Deposit.

VII. Tenant’s Pro Rata Share.

A. Tenant’s Pro Rata Share for Original Premises. Notwithstanding anything in this Amendment to the contrary, for the period commencing with the Reduction Effective Date and ending on the Substitution Effective Date, Tenant’s Share under the Lease shall continue to be 18.6685% and Tenant shall remain liable for all year-end adjustments with respect to Tenant’s Share of Operating Costs applicable to the Original Premises for that portion of any calendar year preceding the Substitution Effective Date. Such adjustments shall be paid at the time, in the manner and otherwise in accordance with the terms of the Lease, unless otherwise specified herein.

B. Tenant’s Pro Rata Share for Substitution Space. For the period commencing with the Substitution Effective Date and ending on the Termination Date, Tenant’s Pro Rata Share for the Substitution Space shall be 6.87%, and Tenant shall pay for Tenant’s Share of Operating Costs applicable to the Substitution Space in accordance with the terms of the Lease.

VIII. Improvements to Substitution Space.

A. Condition of Substitution Space. Tenant has inspected the Substitution Space and agrees to accept the same in an “as is”, “broom clean” condition, without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. Notwithstanding the foregoing, Landlord hereby agrees to remove, at Landlord’s sole cost and prior to the commencement of Leasehold Improvements in the Substitution Space, any abandoned tele-data cabling located within the ceiling area above the Substitution Space.

B. Responsibility for Improvements to Substitution Space. Any construction, alterations or improvements to the Substitution Space shall be performed by Tenant in accordance with Exhibit B attached hereto and made a part hereof. In any and all events, neither the Reduction Effective Date nor the Substitution Effective Date shall be postponed or delayed if the initial improvements to the Substitution Space are incomplete on the Substitution Effective Date for any reason whatsoever. Any delay in the completion of initial improvements to the Substitution Space shall not subject Landlord to any liability for any loss or damage resulting therefrom.

IX. Possession of Substitution Space. Possession of the Substitution Space shall be tendered to Tenant by Landlord on the date on which this Amendment is executed and delivered by Landlord to Tenant so that Tenant may perform its obligations relating to the construction of the Substitution Space in accordance with Exhibit B attached hereto. Following the date that Tenant shall have taken actual possession of the Substitution Space, Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rent or Additional Rent as to the Substitution Space.

X. Transfer Review Fee. The last sentence of Section 7.4 is deleted and replaced with the following: Notwithstanding the foregoing to the contrary, the administrative fee charged by Landlord in connection with each Landlord’s review of a proposed Transfer shall not exceed (i) $3,000 during Lease Years 1 through 5 and (ii) $4,000 during Lease Years 6 though 11.

XI. Alterations. Section 9.4 of the Lease is deleted in its entirety and replaced with the following:

“Section 9.4 Each Alteration and the Leasehold Improvements (i.e., initial improvements to the Substitution Space) made by Tenant in or upon the Premises (excepting only Tenant’s personal property, furniture, equipment and trade fixtures hereinafter referred to as “Tenant’s Property”), whether temporary or permanent in character, shall become Landlord’s property upon its attachment to the Premises and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, upon the expiration or earlier termination of the Term: (i) Landlord shall have the right to require Tenant to remove any Alteration made to the Premises (including Leasehold Improvements) if Landlord informs Tenant in writing at the time Landlord approves the Plans for the Leasehold Improvements pursuant to the terms of Paragraph 3(b) of Exhibit B or consents to any other Alterations performed pursuant to this Article 9 that Landlord shall require removal of such Alteration at the expiration or termination of this Lease (If Landlord fails to notify Tenant in writing that an Alteration must be removed at the expiration or earlier termination of the Lease, then Landlord shall be deemed to have waived its right to require such removal); (ii) Tenant shall remove (with no further notice to Tenant required with respect thereto) all telephone and telecommunications wiring and cabling installed in the Premises whether installed as part of the Leasehold Improvements or as part of any Alterations, except for any such wiring or cabling that Landlord (after written inquiry from Tenant) reasonably determines is likely to be re-used by a subsequent tenant of the Premises; and (iii) if Tenant failed to obtain Landlord’s prior consent to any Alteration which consent is required pursuant to Section 9.1 above, Landlord may require Tenant to remove such Alteration if Landlord informs Tenant in writing that Landlord requires such removal at any time prior to the expiration or earlier termination of the Term. Tenant shall, at its cost and expense, remove all Premises Improvements specifically required to be removed by Tenant under this Lease and all of Tenant’s Property and repair any and all damage to the Premises and the Building caused by such removal on or before the expiration or termination of this Lease. In no event (including in the event of a termination of this Lease by Tenant pursuant to Article 25 herein) shall Tenant be required to remove any improvements, Alterations or Specialty Alterations that exist within the Premises as of the date of execution of this Lease. The provisions of this Section 9.4 shall survive the expiration or any earlier termination of this Lease.”

XII. Parking. Item M of the Basic Lease Information is deleted in its entirety and replaced with the following:

“Subject to the terms of Article 22 herein, Tenant shall have, during the Term, 76 Parking Permits to be used in common with others in the Parking Facility and 5 assigned parking spaces.”

In addition, Article 22 of the Lease is hereby deleted in its entirety and replaced with the following:

“ARTICLE 22

PARKING

A. Landlord hereby grants to Tenant a license to use in common with other tenants and with the public the Parking Facility and shall issue Parking Permits for such use. Each such Parking Permit shall entitle Tenant to one (1) unassigned parking space in the Parking Facility. Tenant shall be entitled to the number of Parking Permits set forth in Item M of the Basic Lease Information. During the Term, Landlord hereby grants to Tenant a license to use five (5) assigned parking spaces in their presently existing location (at no cost for the first 2 Lease Years and thereafter at a cost of $50 per month for each such assigned space, to be increased from time to time by Landlord as and when such rates are increased by Landlord for all users of the Parking Facility), within a reasonable distance as determined by Landlord from the parking locations set forth on Exhibit L attached hereto and made a part hereof (such assigned spaces shall be in addition to the unassigned Parking Permits granted to Tenant). Landlord shall have the right to relocate any or all of the assigned parking spaces during the Term, provided Landlord relocates such spaces only within a reasonable distance as determined by Landlord from the then-existing assigned parking locations. Landlord shall only relocate Tenant’s assigned parking spaces for a commercially reasonable business decision (which shall include, but not be limited to, relocating Tenant’s assigned parking to accommodate another tenant at the Building who leases more space than Tenant or to create handicapped parking spaces, but shall not include relocating Tenant to accommodate another tenant who leases less space at the Building than Tenant). Landlord shall not be obligated to provide Tenant with any additional Parking Permits or assigned parking spaces. If Tenant fails to observe the Rules and Regulations with respect to the Parking Facility, then Landlord, at its option after written notice to Tenant and an opportunity to cure such default, shall have the right to treat such failure as a default under this Lease and to terminate Tenant’s Parking Permits and Tenant’s rights to the assigned parking spaces, without legal process, and to remove Tenant’s vehicles and those of its employees, licensees or invitees and all of Tenant’s personal property from the Parking Facility.

B. Subject to Sections 14.3 and 15.3, if all or any portion of the Parking Facility shall be damaged or rendered unusable by fire or other casualty or any taking pursuant to eminent domain proceeding (or deed in lieu thereof), and as a result thereof Landlord or the garage operator is unable to make available to Tenant the parking provided for herein, then the number of cars which Tenant shall be entitled to park hereunder shall be proportionately reduced so that the number of cars which Tenant may park in the Parking Facility after the casualty or condemnation in question shall bear the same ratio to the total number of cars which can be parked in the Parking Facility at such time as the number of cars Tenant had the right to park in the Parking Facility prior to such casualty or condemnation bore to the aggregate number of cars which could be parked therein at that time. Subject to applicable Requirements and Encumbrances and provided neither Landlord nor Tenant have exercised its rights to terminate the Lease as provided in Article 14 of this Lease, Landlord shall repair the Parking Facility in the event of a casualty. If Landlord is unable to provide reasonable substitute parking to Tenant (at no additional out-of-pocket cost to Tenant) during such repair of the Parking Facility, Landlord shall reimburse Tenant for Tenant’s reasonable costs to obtain substitute parking during the reconstruction period.

C. Landlord shall keep the Parking Facility in good order and in a safe, neat and clean condition and Landlord shall maintain and make all necessary repairs to such Parking Facility (with the costs of such maintenance and repair to be included in Operating Costs, subject to the limitations set forth in the definition of Operating Costs).”

XIII. Cancellation Option. Article 25 of the Lease is hereby deleted in its entirety and replaced with the following:

“ARTICLE 25

CANCELLATION OPTION

A. Subject to the provisions set forth herein, Tenant shall have the right to terminate this Lease as of September 30, 2016 (the “Cancellation Date”). Tenant’s cancellation option shall be exercisable by the delivery of a written notice (the “Cancellation Notice”) to Landlord on or before October 1, 2015, time being of the essence. If Tenant fails to deliver the Cancellation Notice to Landlord as required hereunder, Tenant shall be conclusively presumed to have elected not to exercise Tenant’s cancellation option. Once given, notice of exercise of Tenant’s cancellation option shall be irrevocable. Only the Tenant named in this Lease or a Permitted Transferee may exercise the option to cancel set forth herein.

B. Tenant’s rights to exercise its right to cancel pursuant to this Article 25 are subject to the condition that no Tenant Event of Default shall exist at the time that Tenant delivers the Cancellation Notice to Landlord. Notwithstanding the foregoing, if the existence of any such default shall, pursuant to the foregoing, make ineffective the exercise of such right, such exercise shall nevertheless become effective as of the originally scheduled date if such default is cured within the earlier of (i) any applicable cure or grace period specified in Article 12 hereof or (ii) thirty (30) days after delivery of notice of such default by Landlord to Tenant.

C. Tenant’s right to exercise Tenant’s cancellation option is made expressly subject to the condition that, simultaneously with the delivery of the Cancellation Notice to Landlord, Tenant shall deliver to Landlord the Cancellation Fee. The “Cancellation Fee” shall be equal to $1,433,451.60.

D. Notwithstanding anything contained herein to the contrary and in addition to the obligations to remove certain items at the expiration of the Term pursuant to and in accordance with Section 9.4 and in Articles 26 and 28, if Tenant exercises its cancellation option as provided in this Article 25, Tenant shall also be required to remove all Specialty Alterations from the Premises, if any are identified a the time Landlord approves the Plans for Leasehold Improvements in the Substitution Space.”

XIV. Signage. Article 26 of the Lease is hereby deleted in its entirety and replaced with the following:

“ARTICLE 26

SIGNAGE

Tenant currently possesses signage on two (2) sides of the Building’s façade as more particularly set forth on Exhibit G attached to the Lease (“Façade Signage”); on the west wall of the first floor high-rise elevator lobby in the Building, as more particularly set forth in Exhibit H attached to the Lease (“Lobby Signage”); and on the monument sign at the entrance to the Project which identifies the Building and tenants and occupants of the Building (“Monument Signage”). Tenant hereby acknowledges that it has no continuing right under this Lease to the Façade Signage, Lobby Signage or Monument Signage; provided, however, Landlord hereby grants Tenant permission to display said signage unless and until Landlord elects to remove all or a portion of it at Landlord’s sole and absolute discretion. Tenant shall maintain in their present condition, and at its sole cost, all of the signage described above for as long as it remains in place on or about the Building, it being understood that Tenant shall have no obligation to maintain or repair the electrical components of the Façade Signage (but Landlord may require that all such electrical illumination be terminated).

If Landlord or another tenant shall elect to remove all or any portion of the Façade Signage or the Lobby Signage prior to the expiration or earlier termination of this Lease as aforesaid, the cost of such removal shall not be borne by Tenant. If the Façade Signage or Lobby Signage remains on the Building as of the expiration or earlier termination of the Lease, then Tenant shall promptly remove the Façade Signage and Lobby Signage and repair any and all damage and holes resulting therefrom, all at Tenant’s sole cost. The cost to remove Tenant’s name on the Monument Signage shall be paid by Landlord.”

XV. Representations. Each party represents to the other that it has full power and authority to execute this Amendment. Tenant represents that it has not made any assignment, sublease, transfer, conveyance of the Lease or any interest therein or in the Original Premises other than those explicitly recited herein and further represents that it has received no notice of any claim, demand, obligation, liability, action or cause of action by any other party respecting, relating to or arising out of the Original Premises, and Tenant agrees to indemnify and hold harmless Landlord and the Landlord Related Parties (as defined in the “Miscellaneous” Section below) from all liabilities, expenses, claims, demands, judgments, damages or costs, including without limitation, reasonable attorneys’ fees arising out of a breach of the foregoing representation. Tenant acknowledges that Landlord will be relying on this Amendment in entering into leases for the Original Premises with other parties.

XVI. Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the Reduction Effective Date, the Lease shall be amended in the following additional respects:

A. Tenant’s Permitted Use. Item U of the Basic Lease Information is amended to read in its entirety: “General office purposes and uses customarily related thereto and no other purpose.”

B. Refurbishment. Section 3.3 is hereby deleted in its entirety.

C. Secured Area. All references to the “Secured Area” in the Lease, including within Sections 6.3, 14.3, and 20.29, are hereby deleted.

D. Corporate Transfer. The last sentence of Section 7.2 is hereby deleted in its entirety. In addition, Section 7.3 is hereby amended by adding the words “but without the consent of Landlord” after the word “Landlord” where it appears in the second line thereof.

E. Right of First Refusal. Article 23 is hereby deleted in its entirety.

F. Specific Improvements. Article 27 is hereby deleted in its entirety.

G. Right of First Offer. Article 29 and Exhibit J are hereby deleted in their entirety.

H. Parking. Exhibits M and N are hereby deleted in their entirety.

XVII. Landlord’s Address for Notice. Items H and I of the Basic Lease Information of the Lease are amended to reflect the following addresses for Landlord:

H. Landlord’s Address for Notice:

GLL US Office, L.P.
c/o CB Richard Ellis, Inc.
6250 North River Road
Rosemont, IL 60018
Attn: Property Manager

With a copy to:

Freeborn & Peters LLP
311 S. Wacker Drive, Suite 3000
Chicago, IL 60606
Attention: Dov Pinchot

I. Landlord’s Address for Payment:

If by Overnight Mail or Courier

Wachovia Bank
GLL US Office, LP–O’Hare Center
Lockbox #933472
3585 Atlanta Ave.
Hapeville, GA 30354

If by Regular Mail

GLL US Office, LP – O’Hare Center
P.O. Box 933472
Atlanta, GA 31193

If by Wire/ACH Transfer
GLL US Office, LP – O’Hare Center
ABA/ACH# 061000227
ABA# 0601000227
Account# 2000028345732

XVIII. Estoppel. Landlord represents and warrants to Tenant that (i) the Lease is unmodified and in full force and effect and (ii) to the best of Landlord’s knowledge, (a) there is no existing default by Tenant under the Lease and (b) no event has occurred or is continuing which, with the lapse of time or with the giving of notice, or both, will constitute a default by Tenant under the Lease.

XIX. Miscellaneous.

A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment. This Amendment shall not be relied upon by any other party, individual, corporation, partnership or entity as a basis for reducing its lease obligations with Landlord or for any other purpose. Tenant agrees that it shall not disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.

B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Jones Lang LaSalle (“Broker”). Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any brokers other than Broker claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment other than Golub Realty Services, LLC. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Landlord agrees to pay a brokerage commission to Jones Lang LaSalle pursuant to a separate letter agreement between the parties.

G. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

[Signatures are on next page.]

IN WITNESS WHEREOF, this Amendment is executed by Landlord and Tenant on the first date written above.

LANDLORD

GLL US OFFICE, LP, a Delaware limited partnership

By: GLL US OFFICE CORP., a Delaware corporation, its General Partner

By: /s/ Edward N. Rime
Name: Edward N. Rime
Its: Vice President

TENANT

DEERFIELD CAPITAL CORP., a Maryland corporation

By: /s/ Francis P. Straub III
Name: Francis P Straub III
Its: CFO

EXHIBIT A

SUBSTITUTION SPACE

[IMAGE OMITTED]

EXHIBIT B

LEASEHOLD IMPROVEMENTS

ARTICLE 1

LEASEHOLD IMPROVEMENTS

Tenant, at its sole cost and expense (subject to payment of the Landlord’s Contribution), shall perform, or cause to be performed, the work (the “Leasehold Improvements”) in the Substitution Space provided for in the Plans (as hereafter defined) submitted to and approved by Landlord. The Leasehold Improvements shall be constructed in a good and workmanlike fashion, in accordance with the requirements set forth herein and in compliance with all applicable Requirements. Landlord’s review and approval of the Plans or any other submission of Tenant shall create no responsibility or liability on the part of Landlord for such compliance or for their completeness or design sufficiency. Tenant shall commence the construction of the Leasehold Improvements promptly following completion of the pre-construction activities provided for in Article 3 below and shall diligently proceed with all such construction. Tenant shall coordinate its Leasehold Improvements so as avoid interference with any other work being performed by or on behalf of Landlord and other tenants at the Building.

ARTICLE 2

CONDITION OF THE SUBSTITUTION SPACE

Tenant shall accept the Substitution Space in its “As-Is” condition for the purpose of completing the Leasehold Improvements.

ARTICLE 3

PRE-CONSTRUCTION ACTIVITIES

(a) Within thirty (30) days after the execution of the First Amendment to Lease by Landlord and Tenant, Tenant shall submit the following information and items to Landlord for Landlord’s review and approval which approval or disapproval (giving reasons in case of disapproval) shall be given within five (5) Business Days of Landlord’s receipt of each of the following items (provided, however the approval of the Plans shall be governed by Section 3(b) below):

(i) A detailed construction schedule containing the major components of the Leasehold Improvements and the time required for each, including the scheduled commencement date of construction of the Leasehold Improvements, milestone dates (“Construction Milestone Dates”) and the estimated date of completion of construction.

(ii) An itemized statement of estimated construction costs, including permits and architectural and engineering fees.

(iii) The names and addresses of Tenant’s contractors (and the Tenant’s contractor’s subcontractors and vendors) to be engaged by Tenant for the Leasehold Improvements (collectively, “Tenant’s Contractors”). Landlord and Tenant agree that Tenant shall utilize McGuire Engineering for all engineering drawings that are prepared in connection with the Leasehold Improvements. Notwithstanding the time frame for approval or disapproval described in Article 3(a) above, if Landlord is not familiar with any of the contractors or subcontractors submitted by Tenant, Landlord shall have an additional five (5) Business Days to review and approve or disapprove said contractors or subcontractors.

(iv) Tenant’s Architect’s (as hereinafter defined) written statement that Tenant’s Architect has visited the site, inspected and verified existing conditions as such conditions affect the Plans and construction of the Leasehold Improvements.

(v) A written statement from Tenant’s Architect accepting the Substitution Space in its “As-Is” condition.

(vi) Certificates of insurance as hereinafter described in Article 7. Tenant shall not permit Tenant’s Contractors to commence work until the required insurance has been obtained and certificates have been delivered to Landlord.

(vii) The Plans for the Leasehold Improvements, which Plans shall be subject to Landlord’s approval in accordance with Paragraph 3(b) below.

Tenant will update such information and items by notice to Landlord of any changes.

(b) As used herein the term “Plans” shall mean full and detailed construction drawings, architectural and engineering plans and specifications covering the Leasehold Improvements (including, without limitation, architectural, mechanical, electrical, life safety, fire protection and plumbing working drawings for the Leasehold Improvements). Subject to Landlord’s Contribution, Tenant shall pay all costs and expenses of preparing the Plans. The Plans shall be subject to Landlord’s approval which shall not be unreasonably withheld or delayed and the approval of all local governmental authorities requiring approval, if any. Landlord shall give its approval or disapproval (giving reasons in case of disapproval) of the Plans within seven (7) Business Days after their delivery to Landlord. If Landlord fails to give its approval or disapproval of the Plans within said seven (7) Business Day period, Tenant may send a written notice to Landlord stating that Landlord’s failure to approve or disapprove the Plans submitted by Tenant within three (3) additional days shall be deemed approval. If Landlord fails to approve or disapprove of the Plans within three (3) days of receipt of the second request for approval then the Plans shall be deemed approved. Landlord agrees not to unreasonably withhold its approval of said Plans; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord’s opinion: (i) the Leasehold Improvements are likely to adversely affect Building systems, the structure of the Building or the safety of the Building and its occupants; (ii) the Leasehold Improvements would adversely affect Landlord’s ability to furnish services to Tenant or other tenants; (iii) the Leasehold Improvements would increase the cost of operating the Building (unless Tenant agrees to pay such additional costs); (iv) the Leasehold Improvements would violate any Requirements; (v) the Leasehold Improvements contain or would require the use of Hazardous Substances; (vi) the Leasehold Improvements would materially and adversely affect the exterior appearance of the Building; or (vii) the Leasehold Improvements would adversely affect another tenant’s premises. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing. Landlord shall cooperate with Tenant by discussing or reviewing preliminary plans and specifications at Tenant’s request prior to completion of the full, final detailed Plans in order to expedite the preparation of and the subsequent approval process concerning the final Plans. If Landlord notifies Tenant that changes are required to the final Plans submitted by Tenant, Tenant shall, within five (5) Business Days thereafter, submit to Landlord, for its approval, the Plans amended in accordance with the changes so required. Such submission of revised Plans shall be accompanied by a written point by point response from Tenant specifically responding to any disapprovals or other responses delivered by Landlord to Tenant. Landlord shall give its approval or disapproval (giving reasons in case of disapproval) of the changes to the Plans within three (3) Business Days after their delivery to Landlord. The Plans shall also be revised, and the Leasehold Improvements shall be changed, to incorporate any work required in the Substitution Space by any local governmental field inspector. Landlord’s approval of the Plans shall in no way be deemed to be acceptance or approval of any element therein contained which is in violation of any Requirements.

(c) No Leasehold Improvements shall be undertaken or commenced by Tenant in the Substitution Space until the following conditions have been fulfilled:

(i) The Plans for the Substitution Space have been submitted to and approved by Landlord (or deemed approved as provided herein).

(ii) All necessary building permits have been obtained by Tenant.

(iii) All required insurance coverages have been obtained by Tenant, it being understood that failure of Landlord to receive evidence of such coverage upon commencement of the Leasehold Improvements shall not waive Tenant’s obligations to obtain such coverages.

(iv) Tenant has complied with the provisions of Section 3(a) herein.

ARTICLE 4

CHARGES AND FEES

Subject to Landlord’s Contribution, Tenant shall be responsible for all costs and expenses attributable to the Leasehold Improvements and Tenant shall pay all costs and expenses of preparing the Plans. Tenant shall also pay for after-hours engineer time, where a building engineer is required by Landlord for services or oversight in connection with the Leasehold Improvements. Such engineer charges will be at $85 per hour, and shall only be provided after written approval by Tenant, specifying the number of hours that such after-hours services shall be required.

Landlord agrees that Tenant shall not be required to pay for the costs of the following services all of which shall be supplied to Tenant by Landlord during the construction period of the Leasehold Improvements without charge: (i) temporary toilets, access to phone service and hot and cold water to the Premises during the construction period; (ii) all hoisting charges for using the Building’s freight elevators for the construction of the Leasehold Improvements (as described in Section 6(h) hereof); and (iii) freight dock services and normal Building security during Tenant’s construction and move-in period. With the exception of overtime or after-hours personnel charges (as described in the paragraph above), Landlord agrees that Tenant shall not be charged for overtime or after-hours freight elevator, freight dock or hoisting services.

ARTICLE 5

CHANGE ORDERS

All non-cosmetic changes to the final Plans by Tenant must be approved by Landlord (which approval shall not be unreasonably withheld or delayed) in advance of the implementation of such changes as part of the Leasehold Improvements. In addition, any changes to the Plans which would have the result of creating any of the conditions set forth in (i) through (vii) of Section 3(b) which entitles Landlord to reasonably withhold its consent shall, in all instances, require Landlord’s prior consent. If Landlord fails to approve or disapprove of any changes to the Plans within two (2) Business Days of Landlord’s receipt of written request of such changes, Landlord’s approval shall be deemed given. Subject to Landlord’s Contribution, Tenant shall be responsible for all costs and expenses attributable to any changes. All delays caused by Tenant initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant and shall cause no delay in the Commencement Date, or payment of Rent and performance of other obligations set forth in the Lease.

ARTICLE 6

STANDARDS OF DESIGN AND CONSTRUCTION AND
CONDITIONS OF TENANT’S PERFORMANCE

All work done in or upon the Substitution Space by Tenant shall be done according to the standards set forth in this Article 6, except as the same may be modified in the Plans approved by both Landlord and Tenant.

(a) Tenant’s Plans and all design and construction of the Leasehold Improvements shall comply with all Requirements. Approval by Landlord of the Plans shall not constitute a waiver of this requirement or assumption by Landlord of responsibility for compliance. Where several sets of the foregoing laws, codes and standards must be met, the strictest shall apply where not prohibited by another law, code or standard.

(b) Tenant shall, at its own cost and expense, but subject to payment by Landlord of Landlord’s Contribution, obtain all required building permits and, when construction has been completed, shall, at its own cost and expense, obtain an occupancy permit for the Substitution Space, which shall be delivered to Landlord. Tenant’s failure to obtain such permits shall not cause a delay in the Commencement Date, or the payment of Rent and performance of other obligations under the Lease.

(c) Tenant’s Contractors shall be licensed contractors, capable of performing quality workmanship. Tenant shall only use union labor for the performance of the Leasehold Improvements. All work shall be coordinated with any other construction or other work in the Building in order not to adversely affect construction work being performed by or for Landlord or its tenants, it being understood that in the event of any conflict, Landlord and its contractors and subcontractors shall have priority over Tenant and Tenant’s Contractors; provided, however, notwithstanding such priority, Landlord shall not unreasonably interfere with Tenant’s Contractors in the performance of the Leasehold Improvements.

(d) Landlord shall have the right, but not the obligation, upon written notice to Tenant, except in the case of an emergency, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any work (i) which Landlord deems necessary to be done on an emergency basis or (ii) which pertains to structural components, Building systems or the general utility systems for the Building or (iii) which pertains to the erection of temporary safety barricades or signs during construction or (iv) which pertains to connecting the Leasehold Improvements with any other work in the Building.

(e) Tenant shall use only new, first-class materials in the Leasehold Improvements generally of a quality level of Building Standard, except where explicitly shown in the Plans approved by Landlord and Tenant. Tenant shall, promptly after Tenant’s receipt of the same, deliver copies of all warranties obtained by Tenant in connection with the Leasehold Improvements. Such warranties shall be enforceable by Landlord. In no event shall Landlord be responsible for any defects in the Leasehold Improvements.

(f) Tenant and Tenant’s Contractors, in performing work, shall not unreasonably interfere with other tenants and occupants of the Building. Tenant and Tenant’s Contractors shall make all commercially reasonable efforts and take all commercially reasonable steps appropriate to construction activities undertaken in a fully-occupied first-class office building so as not to materially interfere with the operation of the Building and shall, in any event, comply with all other reasonable rules and regulations existing from time to time at the Building. Tenant and Tenant’s Contractors shall take all commercially reasonable precautionary steps to minimize dust, noise and construction traffic, and to protect their facilities and the facilities of others affected by the Leasehold Improvements and to properly police same. Construction equipment and materials are to be kept within the Substitution Space and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall reasonably direct so as not to burden the operation of the Building.

(g) Landlord shall have the right to order Tenant or any of Tenant’s Contractors who violate the requirements imposed on Tenant or Tenant’s Contractors in performing work to cease work and remove its equipment and employees from the Building. Notwithstanding the foregoing to the contrary, Landlord agrees to give Tenant at least two (2) Business Days written notice prior to requiring Tenant’s contractors to cease work and remove its employees and equipment from the Building, except in the event of an emergency where no such prior notice shall be required. No such action by Landlord shall delay the Commencement Date, the payment of Rent and performance of other obligations under the Lease, or otherwise subject Landlord to any liability of any kind.

(h) Electricity to the Substitution Space shall be the responsibility of Tenant from the date Tenant takes actual possession of the Substitution Space in connection with the Leasehold Improvements, and shall be paid for by Tenant directly to the applicable service provider. Landlord shall ensure that electrical use in the Substitution Space is separately metered. Use of freight elevators is subject to scheduling by Landlord and reasonable use by other tenants, but Landlord shall use commercially reasonable efforts to coordinate and permit Tenant’s use of such elevators in connection with the Leasehold Improvements, and such use shall be at no additional cost to Tenant during the performance of the Leasehold Improvements (provided, however, if Tenant requires the use of the freight elevator outside of the hours of 7am through 7pm, Monday through Friday and such after hour use requires a Building engineer to be present, Tenant shall be responsible for the overtime charges for such engineer). Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Building’s waste containers. Landlord, at Tenant’s request, will arrange for removal of debris and other trash, at Tenant’s sole cost.

(i) Tenant shall permit access to the Substitution Space, and the Leasehold Improvements shall be subject to inspection, by Landlord and Landlord’s architects, engineers, contractors and other representatives, at all reasonable times during the period in which the Leasehold Improvements are being constructed and installed and following completion of the Leasehold Improvements.

(j) Tenant shall proceed with its work expeditiously, continuously and efficiently, from and after the date of this Lease. Tenant shall notify Landlord upon completion of the Leasehold Improvements and shall furnish Landlord and Landlord’s title insurance company (if applicable) with such further documentation as may be reasonably necessary under Article 8 below.

(k) Tenant shall have no authority to deviate from the Plans in performance of the Leasehold Improvements, except for cosmetic changes and changes authorized by Landlord and its designated representative in writing. Additionally, Tenant shall furnish Landlord with copies of all warranties, guarantees and operating manuals related to the Leasehold Improvements. Tenant shall furnish to Landlord “as-built” drawings of the Leasehold Improvements consisting of final field-marked drawings of the installed condition of each component of the Leasehold Improvements completed from the Plans marked up daily in the field by the various trades. Such final field-marked drawings shall be submitted in a final package by Tenant’s general contractor to Landlord within ninety (90) days after completion of the Leasehold Improvements. Landlord may retain up to $25,000.00 from Landlord’s Contribution (and not disburse same to Tenant) until such final field-marked drawings have been received by Landlord.

(l) Landlord shall have the right to run utility lines, pipes, conduits, duct work and component parts of all mechanical and electrical systems where necessary or desirable through the Substitution Space, to repair, alter, replace or remove the same, and to require Tenant to install and maintain proper access panels thereto. Such utility lines, pipes, conduits, duct work and component parts shall be concealed within the walls and ceilings.

(m) Tenant shall impose on and enforce all applicable terms herein against Tenant’s Architect and Tenant’s Contractors.

(n) The time for performance of all of Tenant’s obligations under this Exhibit B shall in each instance be extended, without penalty, by the amount of time equal to any delay caused solely by strikes, riots, acts of nature, shortages of labor or materials, weather, war, governmental approvals, laws, regulations, or restrictions, or any other cause of any kind whatsoever that is beyond the reasonable control of Tenant (collectively, a “Force Majeure Event”); provided Tenant has promptly and timely delivered written notice to Landlord of such Force Majeure Event.

ARTICLE 7

INSURANCE AND INDEMNIFICATION

(a) In addition to any insurance which may be required under the Lease, Tenant shall cause Tenant’s Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Substitution Space, insurance in the following minimum coverages and limits of liability:

(i) Tenant Workmen’s Compensation and Employer’s Liability Insurance with limits of not less than $500,000.00, or such higher amounts as may be required from time to time by any employee benefit acts or other statutes applicable where the work is to be performed, and in any event sufficient to protect Tenant’s Contractors from liability under the aforementioned acts.

(ii) Comprehensive General Liability Insurance including Broad Form Contractual, Broad Form Property Damage, Personal Injury, Completed Operations and Products coverages (such Completed Operations and Products shall be provided for a period of three (3) years after the date of final acceptance of the Leasehold Improvements), and deletion of any exclusion pertaining to explosion, collapse and underground property damage hazards, with limits of not less than $5,000,000.00 combined single limit for bodily injury and property damage.

(iii) Comprehensive Automobile Liability Insurance including Owned, Non-Owned and Hired Car coverages, with limits of not less than $1,000,000.00 combined single limit for both bodily injury and property damage.

(iv) “All-risk” builder’s risk insurance upon the entire Leasehold Improvements to the full insurable value thereof. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Leasehold Improvements and shall insure against the perils of fire and extended coverage and shall include “all-risk” builder’s risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief. If portions of the Leasehold Improvements are stored off the site of the Building or in transit to said site and are not covered under said “all-risk” builder’s risk insurance, then Tenant shall secure and maintain similar property insurance on such portions of the Leasehold Improvements. Any loss insured under said “all-risk” builder’s risk insurance is to be adjusted between Landlord and Tenant and made payable to Landlord as trustee for the insureds, as their interests may appear.

All policies (except the workmen’s compensation policy) shall be endorsed to include as additional insured parties Landlord and its property manager and lender. The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the Tenant Workmen’s Compensation policy) to be obtained by Tenant pursuant to this paragraph. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days’ prior written notice of any cancellation or non-renewal of coverage (except that ten (10) days’ notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties. Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

(b) Without limitation of the indemnification provisions contained in the Lease but subject to the terms of Section 13.4 of the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord and its partners, directors, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the Leasehold Improvements or the entry of Tenant or Tenant’s Contractors into the Building and the Substitution Space, including, without limitation, mechanic’s liens or the cost of any repairs to the Substitution Space or Building necessitated by activities of Tenant or Tenant’s Contractors and bodily injury to persons in connection with the construction of the Leasehold Improvements, except and to the extent that such claims, liabilities, losses, damages and expenses arise out of the negligent act or omission of Landlord or Landlord’s contractors or architects.

ARTICLE 8

LANDLORD’S CONTRIBUTION; CONSTRUCTION ESCROW; PERIODIC PAYMENTS

(a) Provided that Tenant is not in default hereunder or under the Lease, Landlord shall contribute $548,962 (the “Landlord’s Contribution”) as Landlord’s share of the cost of the Leasehold Improvements and Tenant shall have sole responsibility for the payment of any excess of the cost of the Leasehold Improvements over the amount of the Landlord’s Contribution.

As provided in Section VI.A of the First Amendment to Lease, Tenant shall cause the Issuer (as defined therein) to deliver $1,000,000 (“Tenant’s Deposit”) into a construction escrow account with Chicago Title and Trust Company (“CT”) (or such other title company selected by Landlord and reasonably acceptable to Tenant) (“Construction Escrow”), pursuant to the escrow instructions attached hereto as Schedule A (“Escrow Instructions”). In addition, within five (5) Business Days after the date Tenant completes Tenant’s Deposit, Landlord shall deliver the Landlord’s Contribution into the Construction Escrow. The Landlord’s Contribution and Tenant’s Deposit shall be paid out to Tenant’s Contractors and Tenant’s Architect on a proportionate, pari passu basis, based upon the value of the work for which payment is requested to be applied to the cost of the applicable Leasehold Improvements (subject to a “market” retainage not to exceed 10%). All such payments out of the Construction Escrow shall be made in accordance with the conditions set forth in this Exhibit.

CT shall examine the sworn statements and lien waivers provided by Tenant and Tenant’s Contractors (as required herein) and, if so required by Landlord, insure against mechanic lien claims for work done through the date of Tenant’s Contractors’ most recent request for payment, in which case Tenant agrees to comply with the reasonable requirements of the title company.

At least fifty percent (50%) of the $1,548,962 comprising the Construction Escrow funds must be applied by Tenant toward the costs for all improvements other than those costs listed on Exhibit A to the Escrow Instructions (“Required Improvements”). Landlord’s architect shall verify in writing when and if the 50% threshold described above is met. If less than 50% of the Construction Escrow funds are applied toward Required Improvements by January 1, 2011, or if any Event of Default under the Lease, occurs (beyond all applicable notice and cure periods) prior to such date, then the balance of the Construction Escrow funds shall be immediately disbursed to and belong to Landlord upon Landlord delivering to CT an affidavit that affirms the facts set forth immediately above; provided, however, any amounts of such disbursement that are received by Landlord in excess of $548,962 shall be applied by Landlord toward compensation for Landlord’s damages sustained as a result of Tenant’s breach of the Lease or to pay Tenant’s outstanding obligations under the Lease, including without limitation, Tenant’s obligation to complete the Required Improvements. If 50% or more of the Construction Escrow funds has been applied toward Required Improvements by the earlier of (i) January 1, 2011 or (ii) the date that Tenant actually commenced business operations in the Substitution Space, then Landlord shall promptly thereafter deliver written direction for CT to disburse such balance within three (3) business days to Tenant and the balance of the Construction Escrow funds shall be immediately disbursed to and belong to Tenant.

If Tenant is in default hereunder or under the Lease (as amended) at any time that a payment is scheduled to be disbursed from the Construction Escrow, no payment shall be made from the Construction Escrow unless and until the default is cured to Landlord’s reasonable satisfaction.

(i) Periodically, but not more frequently than once per month, Tenant may submit to Landlord and CT a payment request for costs of the Leasehold Improvements incurred and not previously paid, which payment request shall be accompanied by the items required in Article 3 of the Construction Escrow.

(b) Within thirty (30) days after final completion and installation of the Leasehold Improvements, Tenant shall submit to Landlord a detailed breakdown of the total amount of the costs of the Leasehold Improvements, together with final waivers of liens, contractors’ affidavits, and architects’ certificates in such form as may be reasonably required by Landlord, Landlord’s title insurance company and Landlord’s lender, if any, from all parties performing labor or supplying materials or services in connection with the Leasehold Improvements, showing that all of said parties have been compensated in full and waiving all liens in connection with the Substitution Space and Building.

ARTICLE 9

MISCELLANEOUS

(a) Except as set forth herein or in the Lease, Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Substitution Space.

(b) Time is of the essence hereunder.

(c) Tenant’s failure to pay any amounts owed by Tenant hereunder when due or Tenant’s failure to perform its obligations hereunder shall also constitute a default under the Lease (subject to the notice and cure periods provided therein) and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

(d) Notices hereunder shall be given in the same manner as under the Lease.

(e) The liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith shall be limited as provided in the Lease.

(f) The headings set forth herein are for convenience only.

(g) This Exhibit and the Lease (as amended) set forth the entire agreement of Tenant and Landlord regarding the Leasehold Improvements, and may only be amended if in writing, duly executed by both Landlord and Tenant.

(h) Tenant has designated Gensler Architecture, Design & Planning P.C., as its architect (“Tenant’s Architect”) for purposes of preparing the architectural portions of the Plans for the Leasehold Improvements.

This Agreement shall not be deemed applicable to any additional space added to the original Substitution Space at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Substitution Space or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

EXHIBIT C

FORM OF LETTER OF CREDIT

[see attached]

BANK OF AMERICA – CONFIDENTIAL	PAGE: 1
DATE: , 2009
IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER:
ISSUING BANK BANK OF AMERICA, N.A. 1000 W. TEMPLE STREET 7TH FLOOR, CA9 — 705-07-05 LOS ANGELES, CA 90012-1514
BENEFICIARY GLL US OFFICE, L.P. A DELAWARE LIMITED PARTNERSHIP C/O GLL REAL ESTATE PARTNERS 200 SOUTH ORANGE AVENUE	APPLICANT DEFERRED AND COMPANY, LLC C/O DEERFIELD CAPITAL MANAGEMENT LLC ONE O’HARE CENTER
SUITE 1920 ORLANDO, FL 32801	6250 NORTH RIVER ROAD ROSEMONT, IL 60018
AMOUNT

NOT EXCEEDING USD 1,333,400.00
NOT EXCEEDING ONE MILLION THREE HUNDRED THIRTY THREE THOUSAND FOUR HUNDRED AND 00/100’S US DOLLARS

EXPIRATION

MAY 1, 2011 AT OUR COUNTERS

WE HEREBY ESTABLISH IN YOUR FAVOR OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER        WHICH IS AVAILABLE WITH BANK OF AMERICA, N.A. BY PAYMENT AGAINST PRESENTATION OF THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENTS IF ANY AND YOUR DRAFTS AT SIGHT DRAWN ON BANK OF AMERICA, N.A.

PARTIAL DRAWING AND MULTIPLE PRESENTATIONS ARE PERMITTED.

ALL DRAFT(S) DRAWN UNDER THIS LETTER OF CREDIT MUST INDICATE, “DRAWN UNDER BANK OF AMERICA, N.A. IRREVOCABLE STANDBY LETTER OF CREDIT NO.    DATED      , 2009.”

THIS LETTER OF CREDIT WILL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE (1) YEAR FROM THE EXPIRATION DATE SET FORTH ABOVE AND UPON EACH ANNIVERSARY OF SUCH DATE, UNLESS WE SEND YOU NOTICE IN WRITING BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT LEAST THIRTY (30) DAYS PRIOR TO SUCH EXPIRATION DATE, THAT WE ELECT NOT TO EXTEND THIS CREDIT. IN ANY EVENT, THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND MARCH 31, 2021.

IT IS A CONDITION Of’ THIS LETTER OF CREDIT THAT THE AMOUNT AVAILABLE FOR DRAWINGS HEREUNDER, WILL BE AUTOMATICALLY REDUCED ON THE

BANK OF AMERICA – CONFIDENTIAL PAGE: 2

THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER:

REDUCTION DATE TO THE AVAILABLE AMOUNT AS PER THE FOLLOWING SCHEDULE, UNLESS SUCH AMOUNT IS REDUCED TO A LESSER AMOUNT BY OUR HONORING OF ANY PREVIOUS DRAWINGS:

REDUCTION DATE OCTOBER 1, 2010	AVAILABLE AMOUNT USD 500,000.00

THIS LETTER OF CREDIT IS TRANSFERRABLE IN FULL AND NOT IN PART. ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY TO THE TERMS HEREOF AND TO THE CONDITIONS OF RULE 6 OF THE INTERNATIONAL STANDBY PRACTICES (TSP98) FIXED BY THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF YOUR FIRM, BEARING YOUR BANKER’S STAMP AND SIGNATURE AUTHENTICATION AND PAYMENT OF OUR TRANSFER FEE. SUCH TRANSFER FORM IS AVAILABLE UPON REQUEST.

WE HEREBY ENGAGE WITH THE BENEFICIARY THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION, AS SPECIFIED HEREIN.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (TSP98), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CALL 1-800-541-6096 OPT 1.

AUTHORIZED SIGNATURE

THIS DOCUMENT CONSISTS OF 2 PAGE(S).

SCHEDULE A

ESCROW INSTRUCTIONS

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